Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-141386) of our report dated March 23, 2007, relating to the financial statements and financial highlights of Kohlberg Capital Corporation appearing in this Annual Report on Form 10-K of Kohlberg Capital Corporation for the period December 11, 2006 (commencement of operations) through December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 26, 2007